Exhibit 32

CERTIFICATION OF 10-K REPORT

OF

NAVIGANT INTERNATIONAL, INC.

FOR THE YEAR ENDED DECEMBER 26, 2004

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Navigant International, Inc. (the “Company”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of the Company for the year ended December 26, 2004.

2. We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is executed as of October 7, 2005.

By:	/s/ Edward S. Adams
Edward S. Adams Chief Executive Officer

By:	/s/ Robert C. Griffith
Robert C. Griffith Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Navigant International, Inc. and will be retained by Navigant International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.